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                                                                   Exhibit 10.33

[Translation of Chinese original]

             Wireless Interactive Voice Response Services Agreement

                                                                Contract No. 001

Party A:                     Beijing Mobile Communication Co., Ltd.
Authorised representative:   Sha Yuejia
Address:                     58 Dongzhong Street
                             Dongcheng District
                             Beijing
                             The People's Republic of China
Postal code:                 100027
Tel:                         65546699
Fax:                         65541330
Banker:
Bank account:

Party B:                     Beijing Lei Ting Wu Ji Network Technology Limited
Authorised representative:   Wang Leilei
Correspondence Address:      8/F Block 3
                             West Tower
                             Oriental Plaza
                             1 Dongchangan Avenue
                             Dongcheng District
                             Beijing
Registered Office Address:   Room 422 Block A,
                             12 Hongda North Road,
                             Beijing Economic and Technology Development Zone,
                             Beijing
                             The People's Republic of China
Postal code:                 100738
Tel:                         65283399
Fax:                         85185555
Banker:                      China Merchants Bank, Oriental Plaza sub-branch
Bank account:                2580449610001

Beijing Mobile Communication Co., Ltd. (hereinafter "Party A") is a mobile telecommunications operator and mobile data service provider, which provides an open telecommunication platform for service providers. Beijing Lei Ting Wu Ji Network Technology Limited (hereinafter "Party B") is a value-added telecommunications service provider authorised by the telecommunications service regulatory authority to provide voice value-added service to mobile users. To provide better services to their users, Party A and Party B enter into this agreement through thorough and arm's length negotiation on a mutual and cooperative basis to jointly undertake an Interactive Voice Response (hereinafter "IVR") business on the following terms:

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Clause 1  Basic Description of the Cooperation Services

(A)  Conditions

(1) Party B must be in full compliance with the requirements of Order (No. 292) "Regulations on Administration of Internet Content/Application Services" promulgated by the State Council of the People's Republic of China (hereinafter the "PRC"), is qualified to provide internet content services with a well-established after-sale service system and legal and reliable sources of contents and other necessary resources for its operation.

(2) Party B shall provide to Party A detailed statement of its operation and its proposal on marketing strategy. (Details of Party B's operation are set out in Annex 1)

(3) During the early stage of development, Party B shall provide various content services and application services to the users of "GlobaLink" and "Shenzhouxing" of China Mobile Communication Corporation (hereinafter "China Mobile"). Party B shall provide IVR services to the users of "GlobaLink" and "Shenzhouxing" of China Mobile through Party A's short message channels and voice message channels.

Clause 2  Rights and Obligations of Party A

(A) Party A shall allow Party B access to its short message gateway and switcher for the provision of value-added short messaging and voice services. Party A may regulate the traffic of such voice and short messages in accordance with the capacity of its switcher or short message centre. If the regulation would affect the services of Party B, Party A shall promptly notify Party B in advance.

(B) Party A shall provide Party B access number(s) 1259068xx and the relevant switch port(s) for the IVR services. Party A shall guarantee the stability of the access number(s). The availability of such access number(s) concurs with the term of this agreement. If Party A intends to withdraw the access number(s), it shall give one month's written prior notice to Party B. Upon expiry of three months from the receipt of a written consent thereto from Party B, Party A shall withdraw the access number(s).

(C) Party A shall provide a well-established GSM mobile communication system and shall guarantee its stability and availability. Upon receipt of notification from Party B of any communication problems thereof, Party A shall promptly remedy the same to avoid any interruption to Party B's operations.

(D) Party A shall allow Party B access to its technical protocol and switcher standards of its network. Party A shall also provide Party B all necessary technical

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     documentation for their communication connection and shall assist to solve in a timely manner any communication problems encountered by Party B in the process.

(E) Party A shall be responsible for the software and hardware necessary for its network and shall bear their operating costs.

(F) Party A shall revise its billing system, including the bank's fee collection system, and shall be responsible for the provision of all relevant hardware and software.

(G) Party A shall provide billing and fee collection services to Party B and shall monitor such operation of Party B and ensure the accuracy of fee calculation. Party A shall promptly deliver the billing details to Party B. Party A shall issue invoice for such message service to users. Party A shall also provide fee statement to users upon request.

(H) Party A shall provide all relevant information of the message fee to Party B after the payment due date for Party B's follow up actions on overdue accounts.

(I) Party A and Party B shall conduct marketing and promotional activities for such services jointly.

Clause 3  Rights and Obligations of Party B

(A) Party B shall be responsible for the development and maintenance of its software and hardware, including but not limited to the testing, implementation and maintenance of all hardware and systems involved in the project, business operation, marketing and shall bear the relevant costs.

(B) Party B shall provide the pre-agreed contents and applications to users of China Mobile. Party B shall ensure that the contents provided are legal, prompt, and reliable and do not violate any policy, regulation or order of the State. Party B shall be responsible for any consequence arising from illegal contents.

(C) Party B shall take necessary measures to deal with overdue accounts. To ensure the healthy operation of the Monternet, Party B shall refrain from providing message telecommunications service to overdue accounts.

(D) Party B shall be subject to any reasonable regulation to the traffic of voice and short messages by Party A under contingent circumstance for the purpose of maintaining the quality of general voice and short message communications. Any user disputes arising therefrom shall be resolved as agreed between Party A and Party B.

(E) During the term of this agreement, Party B may not deliver advertisement or any other message unauthorised by Party A to users through the communication channels provided by Party A.

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(F)  Party B bears the cost on transmission and monthly usage fee necessary for the link between Party B's equipment and Party A's network.

(G) During the term of this agreement, Party B shall, at the request of Party A, provide reports on user base development, profile, preferences and business forecast before the second calendar day of each month in the form as set out in Annex 2. Party A has obligations of confidentiality to such information in accordance with Clause 10.

(H) Party A and Party B shall conduct relevant marketing and promotion activities jointly. Party B's marketing and promotion activities in Beijing region is subject to the approval of Party A. Particulars of marketing and promotion activities shall be separately agreed upon between Party A and Party B.

Clause 4  Rights and Obligations Distribution

(A) User complaints arising from the contents and services shall be dealt with by Party B whereas complaints arising from Party A's network shall be dealt with by Party A. Any complaint arising from communication issues between Party A and Party B shall be dealt with by the defaulting party (if known). For communication issues arising from any third party, the compliant shall be dealt with as agreed between Party A and Party B.

(B) Contents or applications provided by Party B shall not exceed the scope as set out in Annex 1, failing which Party A shall have the right to revoke this agreement and Party B shall be responsible for its defaulting liabilities. Party A has the right to supervise the operation of Party B and Party B shall cooperate to ensure that its operation does not have adverse effect to the daily operation of Party A. If the operation of Party B violates any provision herein resulting in an adverse effect to the daily operation of Party A, Party A shall have the right to revoke this agreement and Party B shall be responsible for its defaulting liabilities.

(C) If Party B intends to change the scope of the joint venture contemplated in this agreement or to adjust the fee of certain services, it shall give a one-month written notice to Party A. Party A shall give its written consent to Party B if it agrees to the fee adjustment. If Party A gives written consent to the change of business scope, Party B shall conduct trial runs of the new service and shall submit to Party A regular trial run reports. The new service may not be launched until upon satisfaction of Party A that it is mature. For details, please refer to Annex 3.

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Clause 5  Fee Structure

(A) The fee structure of the IVR services under this agreement for the mobile users of Party A is as follows:

(1)  For use of services by local calling users:

     Peak hours: RMB 0.3/min
     Other hours: RMB 0.15/min
     Other hours refer to 23:00 - 7:00, time in XinJiang Autonomous Region and Tibet Autonomous Region shall be adjusted for two hours later.

(2) For use of services by roaming users outgoing calls will be billed based on RMB 0.5/minute.

(3)  Incoming calls are billed pursuant to the current communication tariff.

(4)  International roaming users have no access to the IVR services yet.

(5)  Usage of services less than one minute is billed for one minute.

(B) The message fee of services under this agreement shall be determined by Party B. Party B shall apply to the relevant pricing authority for approval of the fee structure and shall notify Party A of the approved fee structure promptly. Please refer to the Annex 1 on business description for details.

(C) Note: The IVR services will result in not only a message fee for voice services but also a short message fee. The management and settlement of the short message fee of the IVR services are to be handled pursuant to the Monternet Short Message Services Cooperation Agreement entered into between Party A and Party B (hereinafter as "Monternet Agreement"). Therefore the Agreement will only involve the information fee settlement of the voice service related with the IVR services, information fee referred to in the context below is directed only to the voice information fee resulted from the IVR services.

(D) Party A shall provide billing and fee collection services to Party B. The aggregate IVR-related billing amount of all China Mobile users across the PRC for each billing month is the accrued message service fee. Party A shall pay to Party B 70% of the accrued message service fee (excluding short message fee which shall be dealt with according to Paragraph D of this clause) and shall bear the risk of uncollectible fee.

Clause 6  Settlement

(A)  Place of settlement: to be established pursuant to the request of Party A.

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(B)  Settlement:

Party B's equipment connects to Party A's switcher through the E1 port. Charged message shall be counted on the basis of the records of the switcher of Party A as follows:

(1) The fee calculation period shall commence at 00:00 on the first day and end at 24:00 on the last day of each month. The fee shall be calculated monthly during the period from the 15th to 20th calendar day of each month for the fee incurred in the last fee calculation period. Party A shall calculate the message fee receivable by Party B and unequal communication compensation payable to Party A after the billing period for that month and the result shall form the basis of settlement between both parties.

(2) Party A shall calculate with its fee calculation system the message fee receivable for the IVR services and shall pay to Party B 85% of the same and receive the relevant invoice thereof. Party B shall issue and mail the invoice to Party A within three days upon receipt of the amount (as evidenced by post chop).

(3) Party A and Party B shall strictly comply with such requirements on settlement and fee calculation period. Where any party fails to pay the required amount as it falls due, a daily penalty of 0.1% of the amount due shall be payable by the defaulting party to the receiving party. If the amount remains overdue for over two months despite demand for payment is made, the receiving party has the right to take legal action therefor and all legal costs and liabilities so incurred shall be borne by the defaulting party.

Clause 7  Marketing and Promotion

IVR services form part of the joint operation available under the Monternet project of China Mobile. The marketing and promotional activities of IVR services shall be subject to the central coordination of China Mobile, and shall be jointly devised and conducted and the costs shared by the relevant parties as follows:

(A) Party B shall cooperate and complement with Party A in the marketing and promotion of IVR services in a consistent manner and at the same pace. Marketing and promotion costs shall be equally shared between both parties. If Party B do not intend to bear such costs, it shall carry out corresponding promotion activities for Party A on its own website or other media.

(B) Party B shall prepare the promotional materials and shall be responsible for the accuracy and validity of such materials. The promotional materials shall be jointly confirmed by both parties.

(C)  Party B shall post the logo of China Mobile and Monternet, the Chinese and

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     English names of Beijing Mobile Communication Co., Ltd. in a prominent place (which generates more hits) of its website with relevant hyperlink to the websites of Monternet (www.Monternet.com), China Mobile
     (www.ChinaMobile.com) and Beijing Mobile Communication Co., Ltd. (www.bmcc.com.cn).

(D) In principle, Party A has no obligation to promote the business of Party B, but will primarily engage in the promotion and building up of the Monternet brand name. In promoting its Monternet business, Party B shall coordinate the promotion activities supported by Party A and with Party A's approval to ensure consistency. Promotional materials so involved shall bear the China Mobile logo and the Chinese and English names of Beijing Mobile Communication Corporation Co., Ltd..

Clause 8  Customer Services

To facilitate the use of IVR services, both Party A and Party B shall establish a long-term reliable, convenient and effective customer service system as follows:

(A) Party B shall ensure that the users are fully aware of the price, contents and form of the IVR services before use.

(B) IVR short messages and voice messages to be received by the users are restricted to those ordered or subscribed by the users or ordered for the user by other users of GlobaLink. Party B shall ensure that the messages provided are decent and legal. Party A has the right to inspect the contents of the IVR services and take necessary enhancement measures. Details are set out in Annex 3.

(C) Party A shall deal with any user enquires and complaints arising from communication issues.

(D) In respect of IVR services, the 1860 customer service centre and offices of Party A shall deal with users' enquires and complaints. Enquires and complaints in relation to contents and services shall be referred to Party B.

(E) Party B shall set up a 24-hour hotline with the number (010) 85181370 and notify its users in its website and promotion materials.

(F) Party B shall assign a dedicated representative(s) to deal with user complaints on message contents and services and shall resolve the dispute within 3 days.

Clause 9  Confidentiality

(A) Proprietary Information refers to information developed, invented, discovered by or transferred to and of value to the disclosing party and obtained by the other party during the term of this agreement, including but not limited to business secrets,

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     intellectual properties and technical know-hows.

(B) Both parties shall protect the intellectual properties, business secrets and any other Proprietary Information of themselves or the counterpart. Unless written consent is given, each party shall keep confidential all Proprietary Information and may not disclose to any third party the technical know-hows, trade secrets or any other Proprietary Information of the other party.

(C) Both Party A and Party B shall keep the particulars of this cooperation and this agreement confidential. No party may disclose to any third party the particulars of this cooperation and this agreement without the prior written consent of the other party.

Clause 10 Defaulting Liabilities

(A) Failure by either party to comply with any provision of this agreement shall be considered as a default. When a party receives a notice of alleged default from the other party, the receiving party shall, if the allegation is found to be valid, take remedial action within 20 days and notify the other party in writing accordingly. If the receiving party considers that the allegation is invalid, it shall raise objection or provide explanation to the other party in writing within 20 days and both parties shall seek to resolve the matter through negotiation. Where negotiation fails, the matter shall be resolved in accordance with the Clause of Resolution of Dispute herein. The defaulting party shall indemnify all financial loss suffered by the complying party arising from such default.

Clause 11 Disclaimer

(A) If both Party A and Party B or any of them fails to perform or fully perform their respective obligation under this agreement due to force majeure, they shall have no defaulting liabilities. The party affected by the force majeure shall inform the other party with supporting evidence within 15 days from the occurrence of the same. The party(ies) concerned shall resume its/their performance of obligation under this agreement once the effect of the force majeure no longer exists.

Clause 12 Resolution of Disputes

(A) Any dispute arising from this agreement shall be resolved through negotiation, failing which, either party may submit the dispute to Beijing Arbitration Commission for arbitration. The arbitration so awarded shall be final and have binding effect on both parties.

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Clause 13 Term of Agreement

(A) This agreement shall be effective for a period of one year from the date it is signed and sealed by both parties. With effect from 15 October 2003. This agreement will be terminated automatically upon settlement of the fee for November 2004. If neither party presents a termination request in writing one month before the termination date, the Agreement shall be extended for one year, i.e. the Agreement shall expire as of November 2005 upon completion of the settlement.

Clause 14 Effectiveness, Modification, Termination and Extension of this
     Agreement

(A) This agreement has 56 pages and is in four (4) counterparts. It is given effect when it is signed and sealed by both parties. Party A shall keep three copies and Party B shall keep one copy, which have the same legal effect.

(B) The annex forms an integral part of this Agreement and has the same legal effect.

(C) During the term of this Agreement, both parties may amend the provisions of this agreement or terminate the same as agreed. If any party intends to amend or terminate this agreement, it shall give 30 days' notice to the other party. Any party who unilaterally terminate this agreement shall be responsible for any loss so incurred to the other party.

(D) During the term of this agreement, Party B shall not deliver any advertisement or any other irrelevant messages to users through the communication channels provided by Party A. In violation of this, Party B shall compensate any economic loss so incurred to Party A and Party A shall have the right to terminate this Agreement.

(E) Party B may not deliver any message to users with overdue IVR fee and may not allow such users to order messages for sending to other users. If Party B knowingly allow message to be delivered to such users or allow them to access the IVR services, Party A shall have the right to demand from Party B compensation of economic loss arising from the outstanding fee and to terminate this Agreement.

Beijing Mobile Communication Co., Ltd.  Beijing Lei Ting Wu Ji Network
(sealed)                                Technology Limited
                                        (sealed)

Authorised representative: (         )
(signed)                                Authorised representative: (           )
                                        (signed)
Date: 8 October 2003
                                        Date:

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Annex:

1.   Business Description and Tariff Information

2.   Monthly Statement of Monternet Services

3.   IVR Services Management Provisions

4.   Monternet Short Message Services Management Memorandum

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Annex 1   Business Description and Tariff Information



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Annex 2   Monthly Statement of Monternet Services



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Annex 3   IVR Services Management Provisions



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Annex 4   Monternet Short Message Services Management Memorandum



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